UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2021

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6612 E. 75th Street, Suite 450 Indianapolis, Indiana	46250
(Address of principal executive offices)	(Zip Code)
 (317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

  Item 1.01 – Entry into a Material Definitive Agreement.

On February 5, 2021, Noble Roman’s, Inc. (the “Company”) entered into a promissory note (the “Promissory Note”) with Huntington National Bank, which provided for a loan in the amount of $940,734 (the “PPP Loan”), pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The PPP Loan has a two-year term and bears interest at a rate of 1.00% per annum. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intends to use the entire PPP Loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act.

The foregoing descriptions of the Promissory Note and the PPP Loan do not purport to be complete and are qualified in their entirety by reference to the full text of the Promissory Note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)
The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Promissory Note under the Paycheck Protection Program loan issued by Noble Roman’s, Inc. to Huntington National Bank dated February 5, 2021.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Date: February 8, 2021	By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer